Exhibit 99.1

For more information:	Laurie Fickman, Media Relations:	(832) 357-7720
	Dennis Barber, Investor Relations:	(832) 357-3042
FOR IMMEDIATE RELEASE
Mirant and RRI Energy Complete Merger
GenOn Energy to Begin Trading Monday, December 6 on NYSE
(NYSE: GEN)
One of Largest Independent Power Producers in the United States
HOUSTON, TX — December 3, 2010 — Mirant Corporation and RRI Energy, Inc. announced today that they have completed their merger to form GenOn Energy, Inc. (NYSE:GEN). GenOn is one of the largest independent power producers in the United States, with approximately 24,600 megawatts of electric generating capacity. GenOn common stock will begin trading on the New York Stock Exchange on Monday, December 6 under the stock symbol GEN.
“This merger will create significant near-term stockholder value driven by $150 million of annual cost savings,” said Edward R. Muller, chairman and chief executive officer of GenOn. “GenOn’s geographic diversity, scale, financial strength and flexibility leave us well-positioned to deliver additional stockholder value as the power markets recover.”
In connection with the all-stock, tax-free merger, RRI Energy, Inc. changed its name to GenOn Energy, Inc. Each share of RRI stock will become a share of GenOn Energy common stock. Mirant stockholders will receive a fixed ratio of 2.835 shares of GenOn Energy common stock for each share of Mirant common stock. RRI Energy considered, but decided not to implement a reverse stock split.
About GenOn Energy, Inc.
GenOn Energy, Inc. (NYSE: GEN) is one of the largest competitive generators of wholesale electricity in the United States. With power generation facilities located in key regions of the country and a generation portfolio of approximately 24,600 megawatts, GenOn is helping meet the nation’s electricity needs. GenOn’s portfolio of power generation facilities includes baseload, intermediate and peaking units using coal, natural gas and oil to generate electricity. We have experienced leadership, dedicated team members, financial strength and a solid commitment to safety, the environment, operational excellence and the communities in which we operate. GenOn will routinely post all important information on its Web site at www.genon.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the benefits of the merger, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions with respect to future operations, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in our filings with the Securities and Exchange Commission. These include risks and uncertainties relating to: the business not being integrated successfully; the cost savings and any other synergies from the transaction not being fully realized or taking longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; changes in the assumptions used to estimate fair value of the acquired assets adversely effecting the combined company’s operating results; general worldwide economic conditions and related uncertainties; the effect of changes in laws and governmental regulations; and other factors discussed or referred to in the “Risk Factors” section of Mirant’s and RRI’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10Q filed with the Securities and Exchange Commission. Each forward-looking statement speaks only as of the date of the particular statement and we do not undertake any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

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